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Exhibit 23

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement on Form 10-SB of Touchstone Resources Ltd. of our report dated July 6, 2001, appearing in the Registration Statement.


Wrinkle, Gardner & Company, P.C.

By:/s/ Dennis Gardner, CPA
   -----------------------
Name: Dennis Gardner


Friendswood, Texas
August 3, 2001